SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Concord Street Trust
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

BUCKSLIP DRAFT for INCLUSION IN REMAIL OF PROXY BALLOT:

Urgent

U.S. Bond Index Fund (#0651)

Due to a printing error, Question #3 on your initial proxy card was omitted. This is the corrected card.

To recast your vote or to vote if you have not done so, please use one of these options:

Special Service For This Urgent Request!

Please call 1-800-848-3155, toll-free weekdays from 8:00 AM - 8:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time, and your vote will be recorded by a representative of D.F. King, Inc., our independent proxy solicitation firm. (For identification purposes, the representative will request the last 4 digits of your Social Security number or Tax ID and confirm your address before recording your vote).

To Vote By Touch-Tone Phone

Please call the toll-free number on your proxy card(s) and follow the recorded instructions.

To Vote By Fax

Please fax the front and back of your signed proxy card to our proxy tabulator at 1-800-451-8683.

To Vote By Mail

Please mail your signed proxy card in the enclosed envelope.

If you would like another copy of the proxy statement, please call 1-800-544-3198

Please note that the Fund's shareholders will not bear the cost of this additional mailing. We apologize for any inconvenience this may have caused.